Exhibit 10.2

Form of Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in registration Statement Nos. 333-5932, 333-68700, 333-107537, 333-123353 and 333-136288 on Form S-8 of our reports issued under the firm name of Aubrey, Dixon, Riley & Turgeon, LLC dated February 25, 2004 relating to the financial statements of Blackstone Medical, Inc.

/s/ Aubrey, Dixon & Turgeon LLC
December 4, 2006
Holyoke, Massachusetts